                            CONTRIBUTION AGREEMENT


                                     Among


                              AK ASSOCIATES, INC.


                                ROBERT BACHMAN,

                              LAWRENCE SODOMIRE,

                      PRIME KIDNEY STONE TREATMENT, INC.,


                                      And


                             AK ASSOCIATES, L.L.C.



                             ____________________

                            Dated September 1, 1997

                             _____________________


--------------------------------------------------------------------------------

                             CONTRIBUTION AGREEMENT


     This Contribution Agreement (this "Agreement") is entered into to be effective as of September 1, 1997 (the "Effective Time"), among Prime Kidney Stone Treatment, Inc., a New Jersey corporation ("Prime"), AK Associates, Inc., an Illinois corporation ("AK"), Robert Bachman ("Bachman"), Lawrence Sodomire ("Sodomire"), and AK Associates, L.L.C., a Texas limited liability company ("Newco"). AK, Bachman and Sodomire are also sometimes referred to collectively herein as the "Sellers" and individually as a "Seller".

     The parties hereto agree as follows:


                                   ARTICLE I

                        AGREEMENT OF PURCHASE AND SALE
                        ------------------------------

     1.1  AGREEMENT.  Upon the basis of the representations and warranties, for
          ---------
the consideration, and subject to the terms and conditions set forth in this Agreement, (a) Prime agrees to purchase, as of the Effective Time, from AK an undivided 75% interest in the Assets (as hereinafter defined) for $4,761,050 in cash (the "Purchase Price), (b) Prime agrees to contribute to Newco, as of the Effective Time, the undivided 75% interest in the Assets purchased by Prime, and will receive a 75% ownership interest in Newco; and (c) AK agrees to contribute, as of the Effective Time, the remaining undivided 25% interest in the Assets to Newco and will receive a 25% ownership interest in Newco. The Purchase Price will be allocated to the Assets in accordance with Schedule 1.1 attached hereto.
                                                   ------------
Prime and AK agree to
execute the regulations and other organizational documents of Newco, in the form attached as Exhibit A (the "Organizational Documents").
            ---------

     1.2  CLOSING.  The closing of the transactions contemplated by Section 1.1
          -------
(the "Closing") shall take place at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., 1900 Frost Bank Plaza, 816 Congress Avenue, Austin, Texas 78701, or at such other location as the parties may agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

     1.3  ASSETS.  The term "Assets" shall include all of the business and
          ------
assets, tangible or intangible, wherever situated, of AK, as of the Effective Time, such assets to include, without limitation: accounts receivable, inventory, work in process, prepaid expenses, supplies, vehicles, any cash or other property or amounts received for services rendered on or after the Effective Time; all contract rights of AK; all licenses, certificates and permits; the telephone number(s) of AK; the name of AK and all trade names and other intellectual property; deposits; computer software used by AK in its operations; all of the leasehold improvements, furniture, fixtures, equipment and other fixed assets owned or leased by AK; all items of personal property owned or leased by AK; including without limitation all the assets specifically set out on Schedule 1.3 attached hereto. Notwithstanding the foregoing, the
           ------------
following shall not be "Assets" and shall be retained by AK:

          (a) the books of account and record books of AK (complete and accurate copies of which shall be provided to Prime on or before the Closing Date);

          (b) AK's rights under this Agreement;

          (c) AK's ownership interest in Newco;

          (d) all cash balances (excluding all sums received by AK for services performed by AK on or after the Effective Time); and

          (e) all motor vehicles other than the 1992 Ford van.

     1.4  ASSUMED LIABILITIES.  At the Closing, Newco shall only assume (i) the
          -------------------
obligations of AK specifically described on Schedule 1.4 hereto, (ii) those
                                            ------------
trade payables on open account incurred in the ordinary course of AK's business since September 1, 1997 from unrelated parties, and (iii) obligations accruing after the Effective Time under contracts for jobs in progress or not yet begun (which jobs Newco agrees to complete according to the terms of such contracts). Such limited assumption shall be pursuant to that certain general conveyance, assignment and transfer of assets and assumption of liabilities, attached hereto as Exhibit B (the "Assignment and Assumption Agreement") to be executed by
   ---------
Newco, Prime and AK at the Closing, effective as of the Effective Time. With respect to any lease obligations reflected on Schedule 1.4, and any contracts
                                              ------------
described in clause (iii) of the first sentence of this Section 1.4, it is agreed that Newco will only be assuming obligations thereunder which accrue after the Effective Time, and will have no responsibility whatsoever for any breaches or defaults which occurred prior to the Closing Date, or for obligations accruing prior to the Effective Time. Except for those liabilities and obligations specifically assumed by Newco as provided above, any and all debts, liabilities, and obligations of AK, whether known or unknown, absolute, contingent or otherwise (including, but not limited to, federal, state, and local taxes, any sales taxes, use taxes and property taxes, any taxes arising from the transactions contemplated by this Agreement and any liabilities arising from any litigation or civil, criminal or regulatory proceeding involving or related to AK or its business) shall remain the sole responsibility of AK and AK covenants to pay promptly all such debts and liabilities and to fulfill all such obligations as and when the same become due. Notwithstanding the foregoing, if there should be any controversy regarding any debt or liability, AK shall not be required to pay promptly such debt or liability and shall instead indemnify and hold harmless Newco and Prime from any liability for such debt or liability.

     1.5  ADDITIONAL PAYMENT. In addition to the Purchase Price provided in
          ------------------
Section 1.1 above, AK shall be entitled to receive an additional payment from Prime, on the terms and subject to the conditions of this Section, based on the Adjusted Net Income (as hereinafter defined) of Newco for the calendar year 1998.

     For purposes of this Agreement, the "Adjusted Net Income" of Newco shall be defined as the net income of Newco, before any provision for Federal income taxes, for calendar year 1998, determined in accordance with generally accepted accounting principles ("GAAP"), but adjusted as necessary to eliminate any Prime Contribution to Income (as herein defined). The parties agree that for purposes of calculating Adjusted Net Income of Newco, the completed contract method of accounting will be utilized such that income will not be recognized until projects are completed and delivered, and the percentage of completion method of accounting previously utilized by AK will no longer be utilized.

     The parties agree that in applying the completed contract method of accounting to the measurement of Adjusted Net Income, if a project is substantially complete at the end of calendar year 1998, and the only reason for such project not being completed during calendar year 1998 is due to delays by third parties beyond the control of Newco, such as failure to pay for a completed project and take delivery thereof (in the absence of bankruptcy, insolvency, contract disputes or other similar performance issues), or failure of a third party to provide necessary equipment to complete a project, then the parties will evaluate such cases, on a case-by-case basis and engage in good faith negotiations as to whether, and to what extent, to include the projected income therefrom in the determination of Adjusted Net Income of Newco.

     For purposes of this Agreement, the "Prime Contribution to Income" shall be deemed to mean all revenue, less only total associated cost of sales (including associated indirect cost of sales), attributable to any business done by Newco with or for Prime Medical Services, Inc., a Delaware corporation ("Prime Medical") or any corporation, partnership, limited liability company or other entity, any of the voting equity interests of which are owned or controlled, directly or indirectly, by Prime Medical. For purposes of calculating Prime Contribution to Income, no allocation or deduction of overhead, fixed costs or indirect costs (other than associated indirect costs properly included in cost of sales) of Newco will be taken into consideration. The parties acknowledge and agree that AK has, prior to the Effective Time, been allocating certain variable, direct costs to general and administrative expenses, and that such costs would be more appropriately allocated to cost of sales for purposes of calculating both Adjusted Net Income and Prime Contribution to Income, in accordance with GAAP. A description of such previously misclassified variable direct costs is set forth on Schedule 1.5 hereto, and the parties agree that,
                             ------------
notwithstanding the inconsistency with methodology previously utilized by AK, such items will be included in variable direct costs attributable to specific projects for purposes of calculating both Adjusted Net Income and Prime Contribution to Income for purposes of this Agreement. None of the amortization expense incurred by Newco in 1998 as a result of amortizing any goodwill created upon the contribution by Prime to Newco of Prime's interest in the Assets will be taken into consideration in calculating the Adjusted Net Income of Newco for purposes of this Section.

     The parties hereby further agree that the unanimous agreement of the managers and members of Newco must be obtained prior to Newco undertaking, or committing to undertake, any transactions during the 1998 calendar year (other than the GE Certification Project described below) not within the ordinary course of Newco's business (consistent with such business as conducted by AK prior to the Effective Time).

     As an exception to the concept in the preceding paragraph, the parties acknowledge that AK may undertake the development of a new type of trailer for General Electric (referred to generally herein as the "GE Certification Project"). The parties agree that the non-recurring capitalizable costs of obtaining certification by GE of Newco as a vendor for this new type of trailer
                                                            ---
will be $250,000, of which the parties agree that $50,000 will be amortized in calendar year 1998. The parties agree that this amortization expense of $50,000 (but not greater than $50,000) will be excluded from the calculation of Adjusted Net Income of Newco for calendar year 1998 if (i) on December 31, 1998 there is a written, binding purchase order that has been received and accepted by Newco for at least two of the GE Certification Project trailers (which may include the prototype trailer), (ii) the price of the two GE Certification Project trailers described in (i) would involve a gross profit margin to Newco of at least 10% for each of the trailers, and (iii) Newco has received a deposit against the delivery of the two GE Certification Project trailers described in (i) and (ii) that is comparable to the standard deposit ordinarily received by Newco with respect to mobile lithotripsy trailer purchase orders. The parties agree that in the event all requirements of the preceding sentence are met at December 31,

1998, then the $50,000 of amortization expense related to the GE certification (but not any other cost of sales incurred by Newco with respect to the GE Certification Project), will be excluded for purposes of calculating Adjusted Net Income under this Section.

     In calculating Adjusted Net Income, any administrative services or functions previously undertaken by AK which are provided for Newco by Prime Medical or one of Prime Medical's affiliates during 1998 (such as accounting or payroll functions) will be charged to Newco by Prime Medical or its applicable affiliate at the lesser of (i) the fair market value for such services or functions, or (ii) AK's cost of providing or obtaining such services or functions prior to the Effective Time; and the amount so determined will be deducted in calculating Adjusted Net Income for Newco.

     In the event there is a dispute between AK and Prime Medical as to the calculation of Adjusted Net Income, the parties agree that upon written request from either party, and at least thirty (30) days advance written notice (during which the parties agree to undertake to resolve such dispute amongst themselves), the dispute will be submitted to a determination by a national accounting firm selected by the mutual agreement of AK and Prime, whose written decision thereon shall be binding on all parties hereto. In the event Prime and AK cannot agree on such accounting firm, KPMG Peat Marwick will make the selection of a firm (other than itself) for such purposes. Newco shall pay the fees and expenses charged by any such national accounting firm.

     The following table reflects the amounts of additional payments due, if any, to AK based on Adjusted Net Income. The maximum additional payment which would ever be due is $1,050,000. The amounts shown in the right hand column below are not to be added together, but rather are alternative, total additional payment amounts depending on where Adjusted Net Income, determined in accordance with this Section, falls among the ranges referenced in the left hand column below. Any additional payment due which is not in dispute will be payable, in cash or wire transferred funds, to AK on or before March 31, 1999; provided, in the event of a dispute as to the determination of Adjusted Net Income, any additional disputed payment ultimately determined to be due will be paid within thirty (30) days after the dispute is resolved by the written decision of the national accounting firm as herein provided.

             1998 ADJUSTED NET INCOME               ADDITIONAL PAYMENT DUE
             ------------------------               ----------------------
             Under $950,000                                   None

             $950,000 to $1,099,999                       $  262,500

             $1,100,000 to $1,249,999                     $  525,000

             $1,250,000 to $1,399,999                     $  787,500

             $1,400,000 or greater                        $1,050,000

     1.6  PAYMENT OF PURCHASE PRICE.  The Purchase Price shall be paid in
          -------------------------
immediately available funds at the Closing.


                                  ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF PRIME
                    ---------------------------------------

     Prime represents and warrants to AK, Bachman and Sodomire that each of the following matters is true and correct in all respects as of the Closing (with the understanding that AK, Bachman and Sodomire are relying materially on such representations and warranties in entering into and performing this Agreement):

     2.1  DUE ORGANIZATION AND PRINCIPAL EXECUTIVE OFFICE.  Prime is a
          -----------------------------------------------
corporation duly organized, validly existing, and in good standing under the laws of the State of New Jersey and has full corporate power and authority to carry on its business as now conducted and as proposed to be conducted. Prime is a subsidiary of Prime Medical Services, Inc., a Delaware corporation ("Prime Medical"). Prime's principal executive offices are located at 1301 Capital of Texas Highway, Austin, Texas 78746.

     2.2  DUE AUTHORIZATION.  Prime has full corporate power and authority to
          -----------------
enter into and perform this Agreement and each other agreement, instrument and document required to be executed by Prime in connection herewith. This Agreement and each other agreement, instrument, and document required herein to be executed by Prime have been duly and validly authorized, executed and delivered by Prime and constitute the valid and binding obligations of Prime enforceable against it in accordance with its terms. The execution, delivery, and performance of this Agreement and each other agreement, instrument, and document required herein to be executed by Prime will not (a) violate any federal, state, county, or local law, rule, or regulation applicable to Prime or its properties, (b) violate or conflict with, or permit the cancellation of, any agreement to which Prime is a party or by which it or its properties are bound,
(c) permit the acceleration of the maturity of any indebtedness of, or any indebtedness secured by the property of, Prime or (d) violate or conflict with any provision of the certificate of incorporation or bylaws of Prime. No action, consent, or approval of, or filing with, any federal, state, county, or local governmental authority is required by Prime in connection with the execution, delivery or performance of this Agreement (or any agreement, instrument or other document executed in connection herewith by Prime).

     2.3  BROKERS AND FINDERS.  Prime has not engaged, or caused to be incurred
          -------------------
any liability to, any finder, broker, or sales agent in connection with the execution, delivery, or performance of this Agreement or the transactions contemplated hereby.

     2.4  CLAIMS AND PROCEEDINGS.  Prime is not a party to any claims, actions,
          ----------------------
suits, proceedings, or investigations, at law or in equity, before or by any court, municipal or other governmental department, commission, board, agency, or instrumentality which seeks to restrain or prohibit the carrying out of the transactions contemplated by this Agreement or to challenge the validity of such transactions or any part thereof or seeking damages on account thereof; and, to the knowledge of Prime, no such claim, action, suit, proceeding or investigation is threatened.

                                  ARTICLE III

           REPRESENTATIONS AND WARRANTIES OF AK, BACHMAN AND SODOMIRE
           ----------------------------------------------------------

     AK, Bachman and Sodomire each, jointly and severally, hereby represent and warrant to Prime that each of the following matters is true and correct in all respects as of the Closing (with the understanding that Prime is relying materially on each such representation and warranty in entering into and performing this Agreement):

     3.1  DUE ORGANIZATION.  AK is a corporation duly organized, validly
          ----------------
existing, and in good standing under the laws of the State of Illinois and has full power and authority to carry on its business as now conducted and as proposed to be conducted. Bachman and Sodomire are the only shareholders of AK. Complete and correct copies of the Articles of Incorporation and bylaws of AK, and all amendments thereto, have been delivered to Prime. AK is qualified to do business and is in good standing in the states set forth on Schedule 3.1
                                                            ------------
attached hereto, which
states represent every jurisdiction where such qualification is required for the conduct of AK's business as conducted on the Closing Date.

     3.2  SUBSIDIARIES.  AK does not directly or indirectly have (or possess any
          ------------
options or other rights to acquire) any subsidiaries or any direct or indirect ownership interests in any person, business, corporation, partnership, association, joint venture, trust, or other entity.

     3.3  DUE AUTHORIZATION.  The Sellers have full power and authority to enter
          -----------------
into and perform this Agreement and each other agreement, instrument, and document required to be executed by them in connection herewith. The execution, delivery, and performance of this Agreement and such other agreements, instruments, and documents have been duly authorized by all necessary corporate action of AK. This Agreement has been duly and validly executed and delivered by the Sellers and constitutes a valid and binding obligation of the Sellers enforceable against them in accordance with its terms. The execution, delivery, and performance of this Agreement, and each other agreement, instrument and document required herein to be executed by the Sellers will not (a) violate any federal, state, county, or local law, rule, or regulation applicable to the Sellers or the Assets, (b) violate or conflict with, or permit the cancellation of, any agreement to which any of the Sellers is a party, or by which any Seller or its properties are bound, or result in the creation of any lien, security interest, charge, or encumbrance upon any of such properties, (c) permit the acceleration of the maturity of any indebtedness of, or any indebtedness secured by the property of, AK, or (d) violate or conflict with any provision of the Articles of Incorporation or bylaws of AK. No action, consent, or approval of, or filing with, any federal, state, county or local governmental authority is required by any of the Sellers in connection with the execution, delivery, or performance of this Agreement (or any agreement or other document executed in connection herewith).

     3.4  FINANCIAL STATEMENTS.  The unaudited balance sheet and income
          --------------------
statement of AK as of and for the six (6) months ended June 30, 1997, and the AK prepared internal financial statements as of and for the eight (8) months ended August 31, 1997 (collectively, the "Financial Statements") are attached hereto as Exhibit C. The June 30, 1997 Financial Statements have been prepared in
   ---------
accordance with the Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants, and are materially accurate. The August 31, 1997 Financial Statements are AK prepared internal financial statements and are materially accurate. The Financial Statements were prepared using the accrual method of accounting and the percentage of completion method of recognizing income from work in process. Except for the lease obligations disclosed on Schedule 1.4 and except to the
                                              ------------
extent reflected or provided for in the Financial Statements (including the notes thereto), AK had no liabilities of a type that would be required to be reflected as such in the Financial Statements (including the notes thereto). Except as set forth in Schedule 3.4 hereto, and except for increases in cost of
                       ------------
sales and expenses resulting from the operations of AK in the ordinary course of its business consistent with past practice, since August 31, 1997 there has been no material adverse change in the financial position, assets, results of operations, or business of AK.

     3.5  CONDUCT OF BUSINESS; CERTAIN ACTIONS.  Except as set forth on Schedule
          ------------------------------------                          --------
3.5 attached hereto, since August 31, 1997, AK has conducted its business and
---
operations in the ordinary course and consistent with its past practices and has not (a) increased the compensation of any of the Sellers, or, except for wage and salary increases made in the ordinary course of business and consistent with the past practices of AK, increased the compensation of any other employees of AK, (b) made capital expenditures exceeding $5,000 individually or $20,000 in the aggregate, (c) sold any asset (or any group of related assets) in any transaction (or series of related transactions) in which the purchase price for such asset (or group of related assets) exceeded $20,000 (other than sales of inventory in the ordinary course of business), (d) discharged or satisfied any lien or encumbrance or paid any obligation or liability, absolute or contingent, other than current liabilities incurred and paid in the ordinary course of business, (e) made or guaranteed any loans or advances to any party whatsoever, (f) suffered or permitted any lien, security interest, claim, charge, or other encumbrance to arise or be granted or created against or upon any of the assets of AK, real or personal, tangible or intangible, (g) canceled, waived, or released any of AK's debts, rights, or claims against third parties, (h) amended the Articles of Incorporation or bylaws of AK, (i) made or paid any severance or termination payment to any employee or consultant in excess of $5,000, (j) made any change in the method of accounting of AK, (k) made any investment or commitment therefor in any person, business, corporation, association, partnership, joint venture, trust, or other entity, (l) except as set forth on Schedule 3.11 and Schedule 3.15, made,
                                   -------------     -------------
entered into, amended, or terminated any written employment contract, created, made, amended, or terminated any bonus, stock option, pension, retirement, profit sharing, or other employee benefit plan or arrangement, or withdrawn from any "multi-employer plan" (as defined in the Internal Revenue Code of 1986, as amended (the "Code")) so as to create any liability under ERISA (as hereinafter defined) to any entity, (m) amended, terminated or experienced a termination of any material contract, agreement, lease, franchise, or license to which AK is a party, (n) entered into any other material transactions except in the ordinary course of business, (o) entered into any contract, commitment, agreement, or understanding to do any acts described in the foregoing clauses (a)-(n) of this Section, (p) suffered any material damage, destruction, or loss (whether or not covered by insurance) to any assets, (q) experienced any strike, slowdown, or demand for recognition by a labor organization by or with respect to any of the employees of AK, or (r) experienced or effected any shutdown, slow-down, or cessation of any operations conducted by, or constituting part of, AK.

     3.6  OWNERSHIP OF ASSETS:  LICENSES, PERMITS, ETC.  AK has good and
          --------------------------------------------
marketable title to all of the Assets subject only to the liens, security interests, claims and encumbrances specifically described on Schedule 3.6. AK
                                                             ------------
has such property and assets, real, personal and mixed, tangible and intangible, including leases and other contracts, which are required for, or used in connection with, the operation of AK as currently conducted. The Assets are in good operating condition and repair, subject to ordinary wear and tear, taking into account the respective ages of the properties involved and are adequate for the conduct of AK's business. Attached hereto as Schedule 3.6 is a list of all
                                                  ------------
federal, state, county, and local governmental licenses, certificates and permits held or applied for by AK. AK has complied in all material respects, and AK is in compliance in all material respects, with the terms and conditions of any such licenses, certificates and permits. No additional license, certificate, or permit is required from any federal, state, county, or local governmental agency or body thereof in connection with the conduct of the business of AK. No claim has been made by any governmental authority (and, to the knowledge of Sellers, no such claim has been threatened) to the effect that a license, permit, certificate, or order not possessed by AK is necessary in respect of the business conducted by AK. All of the licenses, permits, and certificates noted on the attached Schedule 3.6 are freely assignable to Newco.
         ------------

     3.7  ENVIRONMENTAL ISSUES.
          --------------------

          (a) For purposes of this Agreement, the term "environmental laws" shall mean all laws relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, or release, of any pollutant, contaminant, chemical, or industrial toxic or hazardous substance or waste and any order related thereto.

          (b) AK has complied in all material respects with and obtained all authorizations and made all filings required by all applicable environmental laws. The properties occupied or used by AK have not been contaminated with any hazardous wastes, hazardous substances, or other hazardous or toxic materials in violation of any applicable environmental law, the violation of which could have a material adverse impact on the business or financial position of AK.

          (c) AK has not received any notice from the United States Environmental Protection Agency that it is a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act ("Superfund Notice"), any citation from any federal, state or local governmental authority for non-compliance with its requirements with respect to air, water or environmental pollution, or the improper storage, use or discharge of any hazardous waste, other waste or other substance or other material pertaining to its business ("Citations") or any written notice from any private party alleging any such non-compliance; and there are no pending or unresolved Superfund Notices, Citations or written notices from private parties alleging any such non-compliance.

     3.8  INTELLECTUAL PROPERTY RIGHTS.  There are no patents, trademarks,
          ----------------------------
tradenames, or copyrights, and no applications therefor, owned by or registered in the name of AK or in which AK has any right, license, or interest. AK is not a party to any license agreements, either as licensor or licensee, with respect to any patents, trademarks, tradenames, or copyrights. AK has not received any notice that it is infringing any patent, trademark, tradename, or copyright of others.

     3.9  COMPLIANCE WITH LAWS.  AK has complied in all material respects, and
          --------------------
AK is in compliance in all material respects, with all federal, state, county, and local laws, rules, regulations, and ordinances currently in effect and applicable to its business. No claim has been made by any governmental authority (and, to the knowledge of Sellers, no such claim has been threatened) against AK to the effect that the business conducted by AK fails to comply with any law, rule, regulation, or ordinance.

     3.10  INSURANCE.  Attached hereto as Schedule 3.10 is a list of all
           ---------                      -------------
policies of fire, liability, business interruption, and other forms of insurance and all fidelity bonds held by or applicable to AK at any time within the past three (3) years, which schedule sets forth in respect of each such policy the policy name, policy number, carrier, term, type of coverage, deductible amount or self-insured retention amount, limits of coverage, and annual premium. To the knowledge of Sellers, no event directly relating to AK has occurred which will result in a retroactive upward adjustment of premiums under any such policies or which is likely to result in any prospective upward adjustment in such premiums. There have been no material changes in the type of insurance coverage maintained by AK during the past three (3) years, including without limitation any change which has resulted in any period during which AK had no insurance coverage. Excluding insurance policies which have expired and been replaced, no insurance policy of AK has been canceled within the last three (3) years and, to the knowledge of Sellers, no threat has been made to cancel any insurance policy of AK within such period.

     3.11  EMPLOYEE BENEFIT MATTERS.  Except as set forth on Schedule 3.11, AK
           ------------------------                          -------------
does not maintain nor does it contribute nor is it required to contribute to any "employee welfare benefit plan" (as defined in section 3(1) of the Employee Retirement Income Security Act of 1974 (and any sections of the Code amended by it) and all regulations promulgated thereunder, as the same have from time to time been amended ("ERISA")) or any "employee pension benefit plan" (as defined in ERISA). AK does not presently maintain and has never maintained, or had any obligation of any nature to contribute to, a "defined benefit plan" within the meaning of the Code.

     3.12  CONTRACTS AND AGREEMENTS.  Attached hereto as Schedule 3.12 is a list
           ------------------------                      -------------
of all written or oral contracts, commitments, leases, and other agreements (including, without limitation, promissory notes, loan agreements, and other evidences of indebtedness) to which AK is a party or by which AK or its properties are bound, pursuant to which the obligations thereunder of any party thereto are, or are contemplated as being, in respect of any such individual contracts, commitments, leases, or other agreements during any year during the term thereof, $10,000 or greater, or which are otherwise material to the business of AK (including, without limitation, all mortgages, deeds of trust, security agreements, pledge agreements, service agreements, and similar agreements and instruments and all confidentiality agreements). AK is not and, to the best knowledge of Sellers, no other party thereto is in default (and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default by AK or, to the best knowledge of Sellers, by any other party thereto) under any such contracts, commitments, leases, or other agreements. AK has not waived any material right under any such contracts, commitments, leases, or other agreements. AK has not guaranteed any obligations of any other person.

     3.13  CLAIMS AND PROCEEDINGS.  Attached hereto as Schedule 3.13 is a list
           ----------------------                      -------------
and description of all claims, actions, suits, proceedings, and investigations pending or, to the knowledge of Sellers, threatened against AK or affecting any of its properties or assets, at law or in equity, or before or by any court, municipal or other governmental department, commission, board, agency, or instrumentality. Except as set forth on Schedule 3.13 attached hereto, none of
                                         -------------
such claims, actions, suits, proceedings, or investigations will result in any liability or loss to AK which (individually or in the aggregate) is material, and AK has not been, and AK is not now, subject to any order, judgment, decree, stipulation, or consent of any court, governmental body, or agency. No inquiry, action, or proceeding has been asserted, instituted, or, to the best knowledge of Sellers, threatened against AK to restrain or prohibit the carrying out of the transactions contemplated by this Agreement or to challenge the validity of such transactions or any part thereof or seeking damages on account thereof.

     3.14  TAXES.  AK has been filing its tax returns as a subchapter S
           -----
corporation under the Internal Revenue Code. All federal, foreign, state, county, and local income, gross receipts, excise, property, franchise, license, sales, use, withholding, and other tax (collectively, "Taxes") returns, reports, and declarations of estimated tax (collectively, "Returns") which were required to be filed by AK on or before the date hereof have been filed within the time (including any applicable extensions) and in the manner provided by law, and all such Returns are true and correct in all material respects and accurately reflect the Tax liabilities of AK. All Taxes, assessments, penalties, and interest which have become due pursuant to such Returns have been paid or adequately accrued in the Financial Statements. The provisions for Taxes reflected on the balance sheet contained in the Financial Statements are adequate to cover all of AK's estimated Tax liabilities for the respective periods then ended and all prior periods. As of the Closing Date, AK will not owe any Taxes for any period prior to the Closing which are not reflected on the Financial Statements, except for Taxes attributable to the operations of AK between the Effective Time and the Closing Date. AK has not executed any presently effective waiver or extension of any statute of limitations against assessments and collection of Taxes. There are no pending or, to the best knowledge of Sellers, threatened claims, assessments, notices, proposals to assess, deficiencies, or audits, other than an excise tax audit being conducted as disclosed on Schedule 3.13, (collectively, "Tax Actions") against AK with respect to any Taxes owed or allegedly owed by AK. Otherwise, AK's Returns have not been audited. There are no tax liens on any of the assets of AK. Proper and accurate amounts have been withheld and remitted by AK from and in respect of all persons from whom it is required by applicable law to withhold for all periods in compliance with the tax withholding provisions of all applicable laws and regulations. AK is not a party to any tax sharing agreement.

     3.15  PERSONNEL.  Attached hereto as Schedule 3.15 is a list of names and
           ---------                      -------------
current annual rates of compensation of the employees of AK whose rates of compensation, on an annualized basis, during calendar year 1997 (including base salary, bonus, commissions, and incentive pay) are expected to exceed $20,000. Except as set forth on Schedule 3.15, there are no bonus, profit sharing,
                       -------------
percentage compensation, company automobile, club membership, and other like benefits, if any, paid or payable by AK to such employees from December 31, 1996 through the

Closing Date. Schedule 3.15 attached hereto also contains a brief description of
              -------------
all material terms of employment agreements and confidentiality agreements to which AK is a party and all severance benefits which any director, officer, employee, agent or sales representative of AK is or may be entitled to receive. AK has delivered to Prime accurate and complete copies of all such employment agreements, confidentiality agreements, and all other agreements, plans, and other instruments to which AK is a party and under which its employees are entitled to receive benefits of any nature. There is no pending or, to the best knowledge of Sellers, threatened (i) labor dispute or union organization campaign relating to AK, (ii) claims against AK or the Sellers by any employees of AK (other than those certain Workers' Compensation claims specifically described on Schedule 3.13), or (iii) terminations, resignations or retirements
             -------------
of any employees of AK. None of the employees of AK are represented by any labor union or organization. There is no unfair labor practice claim against AK before the National Labor Relations Board or any strike, labor dispute, work slowdown, or work stoppage pending or, to the best knowledge of Sellers, threatened against or involving AK.

     3.16  BUSINESS RELATIONS.  Sellers have not been notified that any supplier
           ------------------
or customer of AK (other than American Kidney Stone Management, Ltd. of Columbus, Ohio who attributed a decision not to purchase from AK because of the relationship with Prime contemplated herein, which has been communicated to Prime) will cease or refuse to do business with AK or Newco in the same manner as previously conducted with AK as a result of or within a year after the consummation of the transactions contemplated hereby. AK has not received any notice of any disruption (including delayed deliveries or allocations by suppliers) in the availability of the materials or products used by AK.

     3.17  ACCOUNTS RECEIVABLE.  Except as set forth on Schedule 3.17 attached
           -------------------                          -------------
hereto, all of the accounts, notes, and loans receivable that have been recorded on the books of AK are bona fide and represent amounts validly due.

     3.18  AGENTS.  Except as set forth on Schedule 3.18 attached hereto, AK has
           ------                          -------------
not designated or appointed any person (other than AK's employees, officers and directors) or other entity to act for it or on its behalf pursuant to any power of attorney or any agency which is presently in effect.

     3.19  INDEBTEDNESS TO AND FROM SHAREHOLDERS, DIRECTORS AND EMPLOYEES.
           --------------------------------------------------------------
Except as set forth on Schedule 3.19 attached hereto, AK does not owe any
                       -------------
indebtedness to any of its shareholders, directors or employees or have indebtedness owed to it from any of its shareholders, directors or employees, excluding indebtedness for travel advances or similar advances for expenses incurred on behalf of and in the ordinary course of business of AK and consistent with AK's past practices. As of the Effective Time and the Closing Date all amounts due AK from any shareholder, director, officer or employee of AK (or any of their family members) shall have been repaid in full.

     3.20  COMMISSION SALES CONTRACTS.  Except as disclosed in Schedule 3.20
           --------------------------                          -------------
attached hereto, AK does not employ or have any relationship with any individual, corporation, partnership, or other entity whose compensation from AK is in whole or in part determined on a commission basis.

     3.21  CERTAIN CONSENTS.  Except as set forth on Schedule 3.21 attached
           ----------------                          -------------
hereto, there are no consents, waivers, or approvals required to be executed and/or obtained by any Sellers from third parties (including, without limitation, the spouses of Bachman and Sodomire) in connection with the execution, delivery, and performance of this Agreement.

     3.22  BROKERS.  No Seller has engaged, or caused any liability to be
           -------
incurred to, any finder, broker, or sales agent in connection with the execution, delivery, or performance of this Agreement or the transactions contemplated hereby.

     3.23  INTEREST IN COMPETITORS, SUPPLIERS, AND CUSTOMERS.  Except as set
           -------------------------------------------------
forth on Schedule 3.23 attached hereto, no Seller or any affiliate of any
         -------------
Seller, and to the knowledge of Sellers no employee of AK or any affiliate of any employee of AK, has any ownership interest in any competitor, customer or supplier of AK or any property used in the operation of the business of AK.

     3.24  WARRANTIES. Except as set forth on Schedule 3.24, AK has not made any
           ----------                         -------------
warranties or guarantees to third parties with respect to any products sold or services rendered by it. Except as set forth on Schedule 3.24 attached hereto,
                                                 -------------
no claims for breach of product or service warranties have been made against AK since January 1, 1996.

     3.25  NO DEFAULTS.  No Seller is aware of any breach or default by any
           -----------
other Seller of any of the representations, warranties, covenants or agreements contained herein.

                                   ARTICLE IV

                                   COVENANTS
                                   ---------

     4.1  NAME CHANGE.  The Sellers agree that at, or within thirty (30) days
          -----------
after, the Closing Date, AK will change its name to a name that does not contain the letters "AK" in combination, or the word "Associates".

     4.2  COOPERATION RELATING TO FINANCIAL STATEMENTS.  Sellers agree to
          --------------------------------------------
cooperate with Prime in the preparation of any financial statements of AK and/or Newco which Prime or its affiliates may be required by any applicable law to prepare.

     4.3  SHAREHOLDER AND DIRECTOR ACTION.  Each of Bachman and Sodomire agree
          -------------------------------
to vote their shares in AK, and to take such actions as may be necessary in their capacity as directors of AK, to authorize and direct AK to perform all of its obligations under this Agreement and under the Organizational Documents. Furthermore, Bachman and Sodomire each agree that, until such time as neither Bachman nor Sodomire is an employee of Newco, they will not authorize the issuance of any additional capital stock of AK to any third party, or cause or allow any additional directors to be elected to the board of directors of AK.

     4.4  CAPITAL CONTRIBUTIONS.  The parties acknowledge and agree that initial
          ---------------------
cash working capital of $400,000 is required for the successful operations of Newco after the Closing. Accordingly, at the Closing, Prime and AK agree to contribute cash or immediately available funds to Newco in the amount of $300,000 and $100,000, respectively. Thereafter, any capital contributions to Newco shall be governed by the Organizational Documents.

                                   ARTICLE V

                             Conditions to Closing
                             ---------------------

     5.1  PRIME'S CLOSING OBLIGATIONS.  At the Closing, Prime shall:
          ---------------------------

          (a)  pay the Purchase Price to AK;

          (b) execute and deliver the Assignment and Assumption Agreement and the Organizational Documents;

          (c) deliver such good standing certificates, officer certificates, and similar documents and certificates as counsel for AK may reasonably require;

          (d) cause Prime Medical to execute and deliver a Closing Certificate to AK in the form attached hereto as Exhibit K; and
                                     ---------
          (e) make the capital contributions to Newco required pursuant to
Section 4.4 above.

     5.2  AK'S CLOSING OBLIGATIONS.  At the Closing, AK shall:
          ------------------------
          (a) execute and deliver the Assignment and Assumption Agreement and the Organizational Documents;

          (b) deliver such good standing certificates, officer and/or partnership certificates, and similar documents and certificates as counsel for Prime may reasonably require; and

          (c) make the capital contributions to Newco required pursuant to
Section 4.4 above.

     5.3  NEWCO'S CLOSING OBLIGATIONS.  At the Closing, Newco shall execute and
          ---------------------------
deliver the Assignment and Assumption Agreement.


                                   ARTICLE VI

                       INDEMNIFICATION OF PRIME AND NEWCO
                       ----------------------------------

     6.1  INDEMNIFICATION OF PRIME AND NEWCO.  The Sellers, each jointly and
          ----------------------------------
severally, agree to indemnify and hold harmless Prime and, following the Closing, Newco and each officer, director, employee, and affiliate of Prime and, following the Closing, Newco (collectively, the

"Prime Indemnified Parties") from and against any and all damages, losses, claims, liabilities, demands, charges, suits, penalties, costs, and expenses (including court costs and attorneys' fees and expenses incurred in investigating and preparing for any litigation or proceeding) (collectively, "Indemnified Costs") in connection with the commencement or assertion of any action, proceeding, demand, or claim by a third party (collectively, a "third-party action") which any of the Prime Indemnified Parties may sustain, arising out of (a) any breach or default by any Seller of any of the representations, warranties, covenants or agreements contained in this Agreement or any agreement or document executed in connection herewith (including, without limitation, the Organizational Documents), (b) any obligation or liability of AK not assumed by Newco pursuant to the Assignment and Assumption Agreement, or (c) any obligations or liabilities with respect to any claims arising out of events that occurred prior to the Closing.

     6.2  DEFENSE OF THIRD-PARTY CLAIMS.  A Prime Indemnified Party shall give
          -----------------------------
prompt written notice to Sellers of the commencement or assertion of any third party action in respect of which such Prime Indemnified Party shall seek indemnification hereunder. Any failure so to notify Sellers shall not relieve Sellers from any liability that they may have to such Prime Indemnified Party under this ARTICLE unless the failure to give such notice materially and adversely prejudices Sellers. Sellers shall have the right to assume control of the defense of, settle, or otherwise dispose of such third-party action on such terms as it deems appropriate; provided, however, that:

          (a) The Prime Indemnified Party shall be entitled, at his, her, or its own expense, to participate in the defense of such third-party action;

          (b) Sellers shall obtain the prior written approval of the Prime Indemnified Party, which approval shall not be unreasonably withheld, before entering into or making any settlement, compromise, admission, or acknowledgment of the validity of such third-party action or any liability in respect thereof if, pursuant to or as a result of such settlement, compromise, admission, or acknowledgment, injunctive or other equitable relief would be imposed against the Prime Indemnified Party;

          (c) Sellers shall not consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the execution and delivery of a release from all liability in respect of such third-party action by each claimant or plaintiff to, and in favor of, each Prime Indemnified Party; and

          (d) Sellers shall not be entitled to control (but shall be entitled to participate at their own expense in the defense of), and the Prime Indemnified Party shall be entitled to have sole control over, the defense or settlement, compromise, admission, or acknowledgment of any third-party action as to which Sellers fail to assume the defense within thirty (30) days; provided, however,
                                                            --------  -------
that the Prime Indemnified Party shall make no settlement, compromise, admission, or acknowledgment which would give rise to liability (other than liability to Prime Indemnified Parties under this Agreement) on the part of Sellers or AK, without the prior written consent of Sellers.

          (e) Sellers shall make payments of all amounts required to be made pursuant to the foregoing provisions of this ARTICLE to or for the account of the Prime Indemnified Party from time to time promptly upon receipt of bills or invoices relating thereto or when otherwise due and payable, provided that the Prime Indemnified Party has agreed in writing to reimburse

Sellers for the full amount of such payments if the Prime Indemnified Party is ultimately determined not to be entitled to such indemnification.

          (f) The parties hereto shall extend reasonable cooperation in connection with the defense of any third-party action pursuant to this ARTICLE and, in connection therewith, shall furnish such records, information, and testimony and attend such conferences, discovery proceedings, hearings, trials, and appeals as may be reasonably requested.


                                  ARTICLE VII

                           INDEMNIFICATION OF SELLERS
                           --------------------------

     7.1  INDEMNIFICATION OF SELLERS.  Prime agrees to indemnify and hold
          --------------------------
harmless Sellers (collectively, the "Seller Indemnified Parties") from and against any and all Indemnified Costs in connection with the commencement or assertion of any third party action which any of Seller Indemnified Parties may sustain, arising out of any breach or default by Prime of any of the representations, warranties, covenants or agreements contained in this Agreement or any agreement or document executed in connection herewith (including, without limitation, the Organizational Documents).

     7.2  DEFENSE OF THIRD-PARTY CLAIMS.  A Seller Indemnified Party shall give
          -----------------------------
prompt written notice to Prime of the commencement or assertion of any third party action in respect of which such Seller Indemnified Party shall seek indemnification hereunder. Any failure so to notify Prime shall not relieve Prime from any liability that it may have to such Seller Indemnified Party under this ARTICLE unless the failure to give such notice materially and adversely prejudices Prime. Prime shall have the right to assume control of the defense of, settle, or otherwise dispose of such third-party action on such terms as it deems appropriate; provided, however, that:

          (a) The Seller Indemnified Party shall be entitled, at his or its own expense, to participate in the defense of such third-party action;

          (b) Prime shall obtain the prior written approval of the Seller Indemnified Party, which approval shall not be unreasonably withheld, before entering into or making any settlement, compromise, admission, or acknowledgment of the validity of such third-party action or any liability in respect thereof if, pursuant to or as a result of such settlement, compromise, admission, or acknowledgment, injunctive or other equitable relief would be imposed against the Seller Indemnified Party;

          (c) Prime shall not consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the execution and delivery of a release from all liability in respect of such third-party action by each claimant or plaintiff to, and in favor of, each Seller Indemnified Party; and

          (d) Prime shall not be entitled to control (but shall be entitled to participate at its own expense in the defense of), and the Seller Indemnified Party shall be entitled to have sole control over, the defense or settlement, compromise, admission, or acknowledgment of any third-party action as to which Prime fails to assume the defense within thirty (30) days; provided, however,
                                                           --------  -------
that the Seller Indemnified Party shall make no settlement, compromise, admission, or acknowledgment which would give rise to liability (other than liability to Seller Indemnified Parties under this Agreement) on the part of Prime without the prior written consent of Prime.

          (e) Prime shall make payments of all amounts required to be made pursuant to the foregoing provisions of this ARTICLE to or for the account of the Seller Indemnified Party from time to time promptly upon receipt of bills or invoices relating thereto or when otherwise due and payable, provided that the Seller Indemnified Party has agreed in writing to reimburse Prime for the full amount of such payments if the Seller Indemnified Party is ultimately determined not to be entitled to such indemnification.

          (f) The parties hereto shall extend reasonable cooperation in connection with the defense of any third-party action pursuant to this ARTICLE and, in connection therewith, shall furnish such records, information, and testimony and attend such conferences, discovery proceedings, hearings, trials, and appeals as may be reasonably requested.


                                  ARTICLE VIII

                           NONCOMPETITION AGREEMENTS
                           -------------------------

     8.1  AGREEMENT OF SELLERS.  Each of the Sellers hereby agrees that, until
          --------------------
the later of (i) the fifth (5th) anniversary of the Closing Date, or (ii) two
(2) years after the termination of the employment with Newco of Bachman (for Bachman) or Sodomire (for Sodomire) or both Bachman and Sodomire (for AK); such Seller will not directly or indirectly, either through any kind of ownership (other than ownership of securities of a publicly held corporation of which it owns less than five percent (5%) of any class of outstanding securities), or as a principal, shareholder, agent, employer, advisor, consultant, co-partner or in any individual or representative capacity whatever, either for its own benefit or for the benefit of any other person, corporation or other entity, without the prior written consent of Prime, commit any of the following acts, which acts shall be considered violations of this covenant not to compete:

          (a) Directly or indirectly, anywhere within the continental United States, engage in, or provide any services related to, (i) the manufacture, maintenance, refurbishing, repair, sale, or leasing, of mobile trailers or coaches for medical service providers, including without limitation mobile lithotripsy units, trailers or coaches, or mobile prostatherapy units, trailers or coaches, or (ii) the manufacturing, design, installation, repair, maintenance, servicing, upgrading, sale or leasing of fixed site or mobile diagnostic imaging equipment, or (iii) provide any management services, training or consulting services related to any of the activities described in (i) or
(ii);

          (b) Directly or indirectly provide lithotripsy or prostatherapy services, including without limitation, lithotripsy or prostatherapy patient services, lithotripsy or prostatherapy management services, lithotripter or prostatron leasing or marketing services, or similar services, anywhere within the continental United States.

          (c) Directly or indirectly request or advise any person, firm, physician, corporation or other entity having a business relationship with Prime, Newco, or any affiliate or related entity of either of them, to withdraw, curtail, or cancel its business with Prime, Newco, or such affiliate or related entity; or

          (d) Directly or indirectly hire any employee of Prime, Newco, or any affiliate or related entity of either of them, or induce or attempt to influence any employee of Prime, Newco, or any such affiliate or related entity to terminate his or her employment with Prime, Newco, or any such affiliate or related entity.

     8.2  AGREEMENT BY PRIME. Prime agrees that it will not, including through
          ------------------
its parent, Prime Medical, a subsidiary, affiliate or otherwise (except through Newco or except as otherwise provided below), directly or indirectly, acquire or develop any business that engages in, or provides any services to third parties related to (i) the manufacture, maintenance, refurbishing, repair or sale of mobile trailers or coaches for medical service providers, including without limitation mobile lithotripsy units, trailers or coaches, or mobile prostatherapy units, trailers or coaches, or (ii) the manufacture, design, installation, repair, and maintenance, servicing, upgrading or sale of fixed site or mobile diagnostic imaging equipment, or (iii) the providing of management services, training or consulting services related to any of the activities described in (i) or (ii).

     Notwithstanding anything contained above or otherwise elsewhere herein to the contrary, neither Prime, Prime Medical nor any of their subsidiaries or affiliates (referred to hereinafter in this paragraph as "Prime Acquiring Entity") shall be prohibited from acquiring any assets, businesses, corporations or other entities, the acquisition and operation of which would otherwise constitute a violation of the foregoing provisions of this Section 8.2 provided either Prime or Prime Medical has provided Newco and the Sellers written notice of its intent to entertain such acquisition, together with a reasonably detailed description of the then contemplated terms and conditions of such acquisition, and has offered Newco the right of first refusal to engage in such acquisition. Newco shall have forty-five (45) days from the giving of such notice in which to exercise its right of first refusal, and upon the expiration of such forty-five
(45) day period Newco shall be deemed to have elected not to exercise its right of first refusal if it has failed for any reason to close, or be fully prepared to immediately close, the acquisition on the same terms as would be applicable to the Prime Acquiring Entity. If Newco elects to exercise its right of first refusal, it must participate in the acquisition as to all (but not less than all) of the rights and obligations that would otherwise have been acquired and undertaken by the Prime Acquiring Entity and any other affiliate of Prime or Prime Medical. Neither Prime, Prime Medical nor any other affiliate of Prime or Prime Medical will be required to arrange any financing, provide any payment security or otherwise assist Newco (through concessions, contractual obligations or otherwise) in making such acquisition in order to allow Newco to exercise its right of first refusal; provided that Prime will agree to make its pro rata amount (in accordance with its percentage membership interest) of capital contributions to Newco, along with Newco's other members, as necessary to fund such acquisition, if additional equity capital infusions into Newco are necessary in connection with such acquisition and if all the members (other than Prime) agree to make, and make, their pro rata capital contributions.

     Notwithstanding anything contained herein to the contrary, it shall not be a violation of this Agreement for Prime, Prime Medical or any of their subsidiaries or affiliates, to utilize employees or other contract maintenance personnel to perform routine maintenance and/or repairs with respect to any vehicles or equipment owned or operated by Prime, Prime Medical or any of their respective subsidiaries or affiliates, including without limitation any mobile trailers or coaches for medical service providers, mobile lithotripsy units, trailers or coaches, mobile prostatherapy units, trailers or coaches, or any diagnostic imaging equipment, units, trailers or coaches.

     The provisions of this Section 8.2 shall be binding and in effect until the earlier to occur of (i) the date on which none of the Sellers or any entity, all of whose equity ownership interests are owned by one or both of the Sellers, owns a membership interest in Newco, or
(ii) the date on which any of the Sellers ceases to be bound by the agreements and restrictions contained in Section 8.1 hereof.

     8.3  AGREEMENT OF THE PARTIES.  Each party hereto has reviewed and
          ------------------------
carefully considered the provisions of this ARTICLE and, having done so, agrees that the restrictions applicable to them as set forth herein (a) are fair and reasonable with respect to time, geographic area and scope, (b) are not unduly burdensome to them, and (c) are reasonably required for the protection of the interests of the other parties hereto for whose benefit such restrictions were agreed upon.

          Each party hereto agrees that a violation on its part of any applicable covenant contained in this ARTICLE will cause the other parties hereto for whose benefit such restrictions were agreed upon irreparable damage for which remedies at law may be insufficient, and for that reason, each party hereto agrees that the other parties shall be entitled as a matter of right to equitable remedies, including specific performance and injunctive relief, therefor. The right to specific performance and injunctive relief shall be cumulative and in addition to whatever other remedies, at law or in equity, that the other parties may have, including, specifically, recovery of additional damages.


                                   ARTICLE IX

                            POST CLOSING AGREEMENTS
                            -----------------------

     9.1  TRANSITION OF BUSINESS.  Each Seller agrees to cooperate fully with
          ----------------------
Prime and Newco in transitioning the business conducted, and business relationships maintained by AK prior to the Closing, to Newco after the Closing; and each Seller agrees not to take any action or make any disclosure, including disclosures related to the transactions contemplated by this Agreement, which might alter or impair any relationship with any customer, or other service recipient, person or entity which did business with AK prior to the Closing. Each Seller agrees to promptly remit to Newco any payments received by AK or any Seller for services provided by AK after the Effective Time or by Newco after the Closing. Furthermore, Sellers agree to deposit any such payments received directly to a deposit account designated and controlled by Newco or to take such other action as may be requested by Prime to implement and maintain a system for remitting payments due Newco which come into the possession or control of AK or any Seller.

     9.2  RATIFICATION BY NEWCO.  Prime and AK agree that by executing this
          ---------------------
Agreement they are deemed to be voting their ownership interests in Newco to authorize Newco to enter into and perform this Agreement as it relates to Newco. Prime and AK agree to execute such resolutions and written consents, and take such other actions, in their capacities as members of Newco, as either shall reasonably require after the Closing to have Newco ratify and adopt this Agreement as it relates to Newco, notwithstanding the official date of Newco's creation.

     9.3  EMPLOYMENT WITH NEWCO.  Bachman and Sodomire each agree to work full-
          ---------------------
time for Newco for the two (2) year period after the Closing Date, and to enter into Employment Agreements in the form attached hereto as Exhibit-D at the
                                                          ---------
Closing. Bachman and Sodomire agree not to terminate such Employment Agreements, or their employment with Newco thereunder, during such two (2) year period unless Newco defaults in its obligations under the Employment Agreements, or this Agreement.

                                   ARTICLE X

                                 MISCELLANEOUS
                                 -------------

     10.1  COLLATERAL AGREEMENTS, AMENDMENTS, AND WAIVERS.  This Agreement
           ----------------------------------------------
(together with the documents delivered pursuant hereto) supersedes all prior documents, understandings, and agreements, oral or written, relating to this transaction and constitutes the entire understanding among the parties with respect to the subject matter hereof. Any modification or amendment to, or waiver of, any provision of this Agreement (or any document delivered pursuant to this Agreement unless otherwise expressly provided therein) may be made only by an instrument in writing executed by each party thereto.

     10.2  SUCCESSORS AND ASSIGNS.  No party's rights or obligations under this
           ----------------------
Agreement may be assigned without the prior written consent of all parties hereto, except that Prime may assign its rights and obligations hereunder to any entity, more than 50% of the voting equity ownership interests of which is at the time owned, directly or indirectly, by Prime Medical Services, Inc., a Delaware corporation. Furthermore, AK may, upon written notice to Prime, assign its rights hereunder to Bachman and/or Sodomire or to any entity, all of whose equity ownership interests are owned by AK, Bachman and/or Sodomire; provided that in the event of an assignment to any such entity AK, Bachman and Sodomire must first agree in writing with Prime, in form and substance reasonably acceptable to Prime, not to transfer or issue any equity ownership interests therein to any person or entity other than AK, Bachman or Sodomire for so long as any provisions of this Agreement remain binding and enforceable on any party hereto. Upon any such permitted assignment, AK and the assignee shall thereafter be jointly and severally responsible for the obligations of AK hereunder. Furthermore, no assignment, of any type, of rights or obligations under this Agreement shall in any way limit, modify or otherwise affect the obligations of Bachman, Sodomire or AK pursuant to the provisions of Sections 8.1, 9.1 and 9.3 of this Agreement, which the parties hereto acknowledge and agree to be the personal obligations of Bachman, Sodomire and AK not subject to assignment, transfer, modification or amendment without the express written consent of Prime in each instance. Any assignment in violation of the foregoing shall be null and void. Subject to the preceding sentences of this Section, the provisions of this Agreement (and, unless otherwise expressly provided therein, of any document delivered pursuant to this Agreement) shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, and assigns.

     10.3  EXPENSES.  Except as set forth in the following sentence, regardless
           --------
of whether the transactions contemplated hereby are consummated, each party hereto shall pay all of its costs and expenses incurred by it in connection with this Agreement, including the fees and disbursements of its counsel. The costs and expenses associated specifically with the formation and documentation of Newco, including legal fees and expenses for drafting the Organizational Documents, shall be paid or reimbursed by Newco.

     10.4  INVALID PROVISIONS.  If any provision of this Agreement is held to be
           ------------------
illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this

Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement.

     10.5  WAIVER.  No failure or delay on the part of any party in exercising
           ------
any right, power, or privilege hereunder or under any of the documents delivered in connection with this Agreement shall operate as a waiver of such right, power, or privilege; nor shall any single or partial exercise of any such right, power, or privilege preclude any other or future exercise thereof or the exercise of any other right, power or privilege.

     10.6  NOTICES.  Any notices required or permitted to be given under this
           -------
Agreement (and, unless otherwise expressly provided therein, under any document delivered pursuant to this Agreement) shall be given in writing and shall be deemed received (a) when delivered personally or by courier service to the relevant party at its address as set forth below or (b) if sent by mail, on the third day following the date when deposited in the United States mail, certified or registered mail, postage prepaid, to the relevant party at its address indicated below:

Prime and Newco:    Prime Kidney Stone Treatment, Inc.
                    1301 Capital of Texas Highway
                    Suite C-300
                    Austin, Texas  78746
                    Attention:  President

with a copy to:     Mr. Timothy L. LaFrey
                    Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                    816 Congress Avenue, Suite 1900
                    Austin, Texas  78701

Sellers:            Mr. Robert Bachman, Mr. Lawrence Sodomire, and
                    AK Associates, Inc.
                    19701 South 97th Avenue
                    Mokena, Illinois  60448

with a copy to:     Mr. Michael P. Mullen
                    Mullen & Foster
                    33 North Dearborn Street, Suite 1500

                    Chicago, Illinois  60602

     Each party may change its address for purposes of this Section by proper notice to the other parties.

     10.7  SURVIVAL OF REPRESENTATIONS, WARRANTIES, AND COVENANTS.  Regardless
           ------------------------------------------------------
of any investigation at any time made by or on behalf of any party hereto or of any information any party may have in respect thereof, all covenants, agreements, representations, and warranties made hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall survive the Closing.

     10.8  FURTHER ASSURANCES.  At, and from time to time after, the Closing,
           ------------------
each party shall, at the request of another party, but without further consideration, execute and deliver such other instruments of conveyance, assignment, assumption, transfer and delivery and take such other action as such party may reasonably request in order more effectively to consummate the transactions contemplated hereby.

     10.09  CONSTRUCTION AND KNOWLEDGE.  This Agreement and any documents or
            --------------------------
instruments delivered pursuant hereto or in connection herewith shall be construed without regard to the identity of the person who drafted the various provisions of the same. Each and every provision of this Agreement and such other documents and instruments shall be construed as though all of the parties participated equally in the drafting of the same. Consequently, the parties acknowledge and agree that any rule of construction that a document is to be construed against the drafting party shall not be applicable either to this Agreement or such other documents and instruments.

     10.10  GOVERNING LAW.  This Agreement shall be governed by and construed in
            -------------
accordance with the laws of the State of Texas.

     10.11  COUNTERPARTS.  This Agreement may be executed in several
            ------------
counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument. Any party hereto may execute this Agreement by signing any one counterpart.

     10.12  POST EFFECTIVE TIME ADJUSTMENTS.   The parties acknowledge and agree
            -------------------------------
that AK has, prior to the Closing Date, been receiving revenues, making disbursements and incurring payables and receivables pursuant to the operations of AK in the ordinary course since September 1, 1997, including without limitation paying payroll, payroll taxes, trade vendors and other expenses. AK will promptly account for all such activity and the parties agree that Newco or AK, as applicable, will reimburse the other for any net amounts due with respect to such post-Effective Time activity.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                               SIGNATURE PAGE TO
                             CONTRIBUTION AGREEMENT


PRIME:                         PRIME KIDNEY STONE TREATMENT, INC.



                               By: /s/ Michael S. Madler
                                  --------------------------------------------
                                  Michael S. Madler, President


AK:                            AK ASSOCIATES, INC.


                               By: /s/ Robert Bachman
                                  --------------------------------------------
                               Printed Name: Robert Bachman
                                            ----------------------------------
                               Title: Vice President
                                     -----------------------------------------


NEWCO:                         AK ASSOCIATES, L.L.C.

                               By:  AK ASSOCIATES, INC. -- Member


                                    By: /s/ Lawrence Sodomire
                                       ---------------------------------------

                                    Printed Name: Lawrence Sodomire
                                                 -----------------------------
                                    Title: Vice President
                                          ------------------------------------


                               By:  PRIME KIDNEY STONE TREATMENT,
                                    INC. -- Member


                                    By: /s/ Michael S. Madler
                                       ---------------------------------------
                                       Michael S. Madler, President


BACHMAN:                        /s/ Robert Bachman
                               -----------------------------------------------
                               Robert Bachman

SODOMIRE:                       /s/ Lawrence Sodomire
                               -----------------------------------------------
                               Lawrence Sodomire



                    GUARANTY OF PRIME MEDICAL SERVICES, INC.

Prime Medical Services, Inc., a Delaware corporation, hereby agrees to guarantee the performance of all obligations of Prime Kidney Stone Treatment, Inc., a New Jersey corporation, under this Agreement, and by execution hereof below, acknowledges its authority to execute this written guaranty.

                               PRIME MEDICAL SERVICES, INC.


                               By: /s/ Michael Madler
                                  -----------------------------------

                               Printed: Michael Madler
                                       ------------------------------

                               Title: Sr. VP - Operations
                                     --------------------------------

                                   EXHIBIT-A



                                REGULATIONS OF
                             AK ASSOCIATES, L.L.C.

            Organized under the Texas Limited Liability Company Act


                                  ARTICLE I.
                               NAME AND LOCATION
                               -----------------

     Section 1.1.  Name.  The name of this limited liability company is AK
                   ----
ASSOCIATES, L.L.C. (the "Company").

     Section 1.2.  Members.  The initial members of the Company shall be Prime
                   -------
Kidney Stone Treatment, Inc., a New Jersey corporation, and AK Associates, Inc., a Illinois corporation. For purposes of these Regulations, the "Members" shall include such initial members and any new members admitted pursuant to the terms of these Regulations, but does not include any person or entity who has ceased to be a member in the Company.

     Section 1.3.  Principal Office.  The principal office of the Company shall
                   ----------------
be located in Austin, Texas, or such other location as may be selected by the Members.

     Section 1.4.  Registered Agent and Address.  The name of the registered
                   -----------------------------
agent and the address of the registered office of the Company as set forth in the Articles of Organization of the Company are:

                         1301 Capital of Texas Highway
                         Suite C-300
                         Austin, TX  78746
                         Attn:  Michael S. Madler

     Section 1.5.  Other Offices.  Other offices and other facilities for the
                   -------------
transaction of business shall be located at such places as the Managers may from time to time determine.


                                  ARTICLE II.
                                  MEMBERSHIP
                                  ----------

     Section 2.1.  Members' Interests.  The "Membership Interest" of each Member
                   ------------------
is set forth on Exhibit A.
                ---------

     Section 2.2.  Admission to Membership.  The admission of new Members shall
                   -----------------------
be only by the unanimous vote of the Members. If new members are admitted, these Regulations shall be amended to reflect each Member's revised Membership Interest.

     Section 2.3.  Property Rights.  No Member shall have any right, title, or
                   ---------------
interest in any of the property or assets of the Company.

     Section 2.4.  Liability of Members.  No Member of the Company shall be
                   --------------------
personally liable for any debts, liabilities, or obligations of the Company, including under a judgment decree, or order of court.

     Section 2.5.  Transferability of Membership.  Except as provided below,
                   -----------------------------
Membership Interests in the Company are transferable only with the unanimous written consent of all Members. If such unanimous written consent is not obtained when required, the transferee shall be entitled to receive only the share of profits or other compensation by way of income and the return of contributions to which the transferor Member otherwise would be entitled. Notwithstanding the foregoing, the Membership Interests of Prime Kidney Stone Treatment, Inc. ("Prime") may be freely transferred, without consent, to any entity that is then owned or controlled, directly or indirectly, by Prime Medical Services, Inc., a Delaware corporation ("Prime Medical"). Furthermore, the Membership Interest of AK Associates, Inc. ("AK") may be freely transferred, without consent, to any entity all of whose equity ownership interests are owned by Robert Bachman ("Bachman") and/or Lawrence Sodomire ("Sodomire"), the sole shareholders of AK. However, any transfer of any of the equity ownership interests of AK, or of any such permitted transferee of AK, to any persons other than Bachman or Sodomire, or to any other entity all of whose equity ownership interests are not at all times owned by Bachman and/or Sodomire, shall be deemed a transfer of Membership Interest requiring unanimous written consent of all Members as provided above.

     Section 2.6.  Resignation of Members.  A Member may not withdraw from the
                   ----------------------
Company except on the unanimous consent of the remaining Members. The terms of the Members withdrawal shall be determined by agreement between the remaining Members and the withdrawing Member.


                                 ARTICLE III.
                               MEMBERS' MEETINGS
                               -----------------

     Section 3.1.  Time and Place of Meeting.  All meetings of the Members shall
                   -------------------------
be held at such time and at such place within or without the State of Texas as shall be determined by the Managers.

     Section 3.2.  Annual Meetings.  In the absence of an earlier meeting at
                   ---------------
such time and place as the Managers shall specify, annual meetings of the Members shall be held at the principal office of the Company on the date which is thirty (30) days after the end of the Company's fiscal year if not a legal holiday, and if a legal holiday, then on the next full business day following, at 10:00 a.m., at which meeting the Members may transact such business as may properly be brought before the meeting.

     Section 3.3.  Special Meetings.  Special meetings of the Members may be
                   ----------------
called at any time by any Member. Business transacted at special meetings shall be confined to the purposes stated in the notice of the meeting.

     Section 3.4.  Notice.  Written or printed notice stating the place, day and
                   ------
hour of any Members' meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days nor more than thirty (30) days before the date of the special meeting, either personally or by mail, by or at the direction of the person calling the meeting, to each Member entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered three (3) days after it is deposited in the United States mail, postage prepaid, to the Member at his address as it appears on the records of the Company at the time of mailing.

     Section 3.5.  Quorum.  Members present in person or represented by proxy,
                   ------
holding more than fifty percent (50%) of the total votes which may be cast at any meeting shall constitute a quorum at all meetings of the Members for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the Members, the Members entitled to vote, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. When any adjourned meeting is reconvened and a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. Once a quorum is constituted, the Members present or represented by proxy at a meeting may continue to transact business until adjournment, notwithstanding the subsequent withdrawal therefrom of such number of Members as to leave less than a quorum.

     Section 3.6.  Voting.  When a quorum is present at any meeting, the vote of
                   ------
the Members, whether present or represented by proxy at such meeting, holding more than fifty percent (50%) of the total votes which may be cast at any meeting shall be the act of the Members, unless the vote of a different number is required by the Texas Limited Liability Company Act (the "Act"), the Articles of Organization or these Regulations. Each Member shall be entitled to one vote for each percentage point represented by their Membership Interest. Fractional percentage point interests shall be entitled to a corresponding fractional vote.

     Section 3.7.  Proxy.  Every proxy must be executed in writing by the Member
                   -----
or by his duly authorized attorney-in-fact, and shall be filed with the Secretary of the Company prior to or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided therein. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law.

     Section 3.8.  Action by Written Consent.  Any action required or permitted
                   -------------------------
to be taken at any meeting of the Members may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Members entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect as a unanimous vote of Members.

     Section 3.9.  Meetings by Conference Telephone.  Members may participate in
                   --------------------------------
and hold meetings of Members by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.


                                  ARTICLE IV.
                       MEMBERSHIP CAPITAL CONTRIBUTIONS
                        --------------------------------

     Section 4.1.  Capital Contributions.  The initial capital contribution of
                   ---------------------
each Member shall be as set forth in that certain Contribution Agreement dated effective September 1, 1997, by and among Prime, AK Associates, Inc., Lawrence Sodomire, Robert Bachman and the Company.

     Section 4.2.  Additional Contributions.  No additional capital
                   ------------------------
contributions shall be required of any Member without the approval of all the Members to raise additional capital proportionately as to each Member.

     Section 4.3.  Loans from Members.  If, in the reasonable discretion of the
                   ------------------
Managers, additional funds are needed for the operations of the Company, and the unanimous approval required by Section 4.2 cannot be obtained, upon the approval of the Managers, any Member may (but shall not be obligated to) advance funds in the form of a temporary loan to the Company due upon demand. All Members' loans shall bear interest at a variable, per annum rate equal to the Prime rate (as quoted in The Wall Street Journal, Southwest edition, from time-to-time), plus
                                                                          ----
three percent (3%), compounded annually, but in no event in excess of the maximum rate of interest allowable under applicable law.


                                  ARTICLE V.
                            DISTRIBUTION TO MEMBERS
                            -----------------------

     The Managers shall determine, in their sole discretion, the amount and timing of all distributions from the Company. Notwithstanding the foregoing, the Members agree that any available cash accumulated by the Company in excess of a reserve equal to the reasonably projected cash operating needs of the Company for six (6) months, shall be distributed to the Members no less frequently than the end of each calendar quarter. Distributions shall be divided among the Members in accordance with their Membership Interests. Distributions in kind shall be made on the basis of agreed value as determined by the Members. Notwithstanding the foregoing, the Company may not make a distribution to its Members to the extent that, immediately after giving effect to the distribution, all liabilities of the Company, other than liabilities to the Members with respect to their interests and liabilities for which the recourse of creditors is limited to specified property of the Company, exceed the fair value of the Company assets; except that the fair value of property that is subject to liability for which recourse of creditors is limited, shall be included in the Company assets only to the extent that the fair value of the property exceeds that liability.


                                  ARTICLE VI.
             ALLOCATION OF NET PROFITS AND LOSSES FOR TAX PURPOSES
             -----------------------------------------------------

     For accounting and income tax purposes, all items of income, gain, loss, deduction, and credit of the Company for any taxable year shall be allocated among the Members in accordance with their respective Membership Interests, except as may be otherwise required by the Internal Revenue Code of 1986, as amended. However, any amortization expense incurred by the Company as a result of amortizing any goodwill created upon the initial contribution by Prime of assets to the Company at the inception of the Company shall be allocated solely to Prime.


                                 ARTICLE VII.
                          DISSOLUTION AND WINDING UP
                          --------------------------

     Section 7.1.  Dissolution.  The Company shall be dissolved upon the first
                   -----------
of the following to occur:

     (a) Forty (40) years from the date of filing the Articles of Organization of the Company;

     (b) Written consent of all Members to dissolution;

     (c) The bankruptcy of a Member, unless there is at least one remaining Member and such Member or, if more than one remaining Member, all remaining Members agree to continue the Company and its business.

     Section 7.2.  Winding Up.  Unless the Company is continued pursuant to
                   ----------
Section 1(c) of this Article VII., in the event of dissolution of the Company, the Managers shall wind up the Company's affairs as soon as reasonably practicable. On the winding up of the Company, the Managers shall pay and/or transfer the assets of the Company in the following order:

     (a) In discharging liabilities (including loans from Members) and the expenses of concluding the Company's affairs;

     (b) The balance, if any, shall be divided between the Members in accordance with the Members' Membership Interests.

                                 ARTICLE VIII.
                                   MANAGERS
                                   --------

     Section 8.1.  Selection of Managers.  Management of the Company shall be
                   ---------------------
vested in the Managers. Initially, the Company shall have five (5) Managers, being Michael S. Madler, Vincent Prendergast, Cheryl Williams (as the initial Manager designees of Prime), Bachman and Sodomire (as the initial Manager designees of AK). Thereafter, for so long as there are five (5) Managers, Prime shall be entitled to designate three (3) of the Managers and AK shall be entitled to designate the remaining two (2) of the Managers. Each of the Members agrees to vote its respective Membership Interests to elect those persons as Managers who the other Member designates as their Manager designees, and to remove any Manager designees of the other Member which the other Member indicates it wishes to have removed as Managers. However, the Members may, by unanimous vote of all Members, from time to time, change the number of Managers of the Company and remove or add Managers accordingly. A Manager shall serve as a Manager until removed pursuant to Section 2 or 3 of this Article VIII. Managers need not be residents of the State of Texas or Members of the Company.

     Section 8.2.  Resignations.  Each Manager shall have the right to resign at
                   ------------
any time upon written notice of such resignation to the Members. Unless otherwise specified in such written notice, the resignation shall take effect upon the receipt thereof, and acceptance of such resignation shall not be necessary to make same effective.

     Section 8.3.  Removal of Managers.  Any Manager may be removed, for or
                   -------------------
without cause, though his term may not have expired, by the unanimous vote of all Members; provided each Member agrees to vote its respective Membership Interests for the removal of any of the Manager designees of the other Member upon the request of the other Member that such Manager designee be removed.

     Section 8.4.  General Powers.  The business of the Company shall be managed
                   --------------
by its Managers, which may each exercise any and all powers of the Company and do any and all such lawful acts and things as are not by the Act, the Articles of Organization or by these Regulations directed or required to be exercised or done by the Members, including, but not limited to, contracting for or incurring on behalf of the Company debts, liabilities and other obligations, without the consent of any other person, except as otherwise provided herein.

     Section 8.5.  Place of Meetings.  The Managers of the Company may hold
                   -----------------
their meetings, both regular and special, either within or without the State of Texas.

     Section 8.6.  Annual Meetings.  The annual meeting of the Managers shall be
                   ---------------
held without further notice immediately following the annual meeting of the Members, and at the same place, unless by unanimous consent of the Managers that such time or place shall be changed.

     Section 8.7.  Regular Meetings.  Regular meetings of the Managers may be
                   ----------------
held without notice at such time and place as shall from time to time be determined by the Managers.

     Section 8.8.  Special Meetings.  Special meetings of the Mangers may be
                   ----------------
called by any Manager on seven (7) days notice to each Manager, with such notice to be given personally, by mail or by telecopy, telegraph or mailgram.

     Section 8.9.  Quorum and Voting.  At all meetings of the Managers the
                   -----------------
presence of at least a majority of the number of Managers shall be necessary and sufficient to constitute a quorum for the transaction of business, and the affirmative vote of at least a majority of the Managers present at any meeting at which there is a quorum shall be the act of the Managers, except as may be otherwise specifically provided by the Act, the Articles of Organization or these Regulations. If a quorum shall not be present at any meeting of Managers, the Managers present there may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present.

     Section 8.10.  Committees.  The Managers may, by resolution passed by a
                    ----------
majority of the Managers, designate committees, each committee to consist of one or more Managers, which committees shall have such power and authority and shall perform such functions as may be provided in such resolution. Such committee or committees shall have such name or names as may be designated by the Managers and shall keep regular minutes of their proceedings and report the same to the Managers when required.

     Section 8.11.  Compensation of Managers.  The Members shall have the
                    ------------------------
authority to fix the compensation of Managers and such compensation may include expenses.

     Section 8.12.  Action by Written Consent.  Any action required or permitted
                    -------------------------
to be taken at any meeting of the Managers or of any committee designated by the Managers may be taken without a meeting if written consent, setting forth the action so taken, is signed by all the Managers or of such committee, and such consent shall have the same force and effect as a unanimous vote at a meeting.

     Section 8.13.  Meetings by Conference Telephone.  Managers or members of
                    --------------------------------
any committee designated by the Managers may participate in and hold a meeting of the Managers or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     Section 8.14.  Liability of Managers.  No Manager of the Company shall be
                    ---------------------
personally liable for any debts, liabilities, or obligations of the Company, including under a judgment, decree, or order of the court.

     Section 8.15.  Specific Power of Managers.  The Managers shall have the
                    --------------------------
authority to enter into and execute all documents in relation to the formation of the Company including, but not limited to, issuance of the Articles of Organization and these Regulations.

                                  ARTICLE IX.
                                    NOTICES
                                    -------

     Section 9.1.  Form of Notice.  Whenever under the provisions of the Act,
                   --------------
the Articles of Organization or these Regulations notice is required to be given to any Manager or Member, and no provision is made as to how such notice shall be given, notice shall not be construed to mean personal notice only, but any such notice may also be given in writing, by mail, postage prepaid, addressed to such Manager or Member at such address as appears on the books of the Company, or by telecopy, telegraph or mailgram. Any notice required or permitted to be given by mail shall be deemed to be given three (3) days after it is deposited, postage prepaid, in the United States mail as aforesaid.

     Section 9.2.  Waiver.  Whenever any notice is required to be given to any
                   ------
Manager or Member of the Company under the provision of the Act, the Articles of Organization or these Regulations, a waiver thereof in writing signed by the person or persons entitled to such notice, whether signed before or after the time stated in such waiver, shall be deemed equivalent to the giving of such notice.


                                  ARTICLE X.
                                   OFFICERS
                                   --------

     All Managers are officers of the Company. The Managers may designate one or more persons who are not Managers of the Company to serve as officers and may designate the titles of all officers. The initial officers of the Company shall be: Michael S. Madler, President; Cheryl Williams, Secretary and Chief Financial Officer; Robert Bachman, Vice President; and Lawrence Sodomire, Vice President. Unless otherwise provided in a resolution of the Members or Managers the officers of the Company shall have the powers designated with respect to such offices under the Texas Business Corporation Act, and any successor statute, as amended from time-to-time.


                                  ARTICLE XI.
                                   INDEMNITY
                                   ---------

     Section 11.1.  Indemnification.  The Company shall indemnify its Managers,
                    ---------------
officers, employees, agents and others as fully as, and to the same extent, a corporation may indemnify its directors, officers, employees and agents under the Texas Business Corporation Act, now in effect or hereafter amended. The Company shall have the power to purchase and maintain liability insurance coverage for those persons as, and to the fullest extent, permitted by the Act, as presently in effect and as may be hereafter amended.

     Section 11.2.  Indemnification Not Exclusive.  The rights of
                    -----------------------------
indemnification and reimbursement provided for in Section 11.1 of this Article
XI. shall not be deemed exclusive of any other rights to which any such Manager, officer, employee or agent may be entitled under the Articles of Organization, any Regulations, agreement or vote of Members, or as a matter of law or otherwise.


                                 ARTICLE XII.
                                 MISCELLANEOUS
                                 -------------

     Section 12.1.  Fiscal Year.  The fiscal year of the Company shall be fixed
                    -----------
by resolution of the Managers.

     Section 12.2.  Records.  At the expense of the Company, the Managers shall
                    -------
maintain records and accounts of all operations of the Company. At a minimum, the Company shall keep at its principal place of business the following records:

     (a) A current list of the name and last known mailing address of each Member;

     (b) A current list of each Member's Membership Interest;

     (c) A copy of the Articles of Organization and Regulations of the Company, and all amendments thereto, together with executed copies of any powers of attorney;

     (d) Copies of the Federal, state, and local income tax returns and reports for the Company's six most recent tax years; and

     (e) Correct and complete books and records of account of the Company.

     Section 12.3.  Seal.  The Company may by resolution of the Managers adopt
                    ----
and have a seal, and said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced. Any officer of the Company shall have authority to affix the seal to any document requiring it.

     Section 12.4.  Agents.  Every Manager and Officer is an agent of the
                    ------
Company for the purpose of the business. The act of a Manager or Officer, including the execution in the name of the Company of any instrument for carrying on in the usual way the business of the Company, binds the Company.

     Section 12.5.  Checks.  All checks, drafts and orders for the payment of
                    ------
money, notes and other evidences of indebtedness issued in the name of the Company shall be signed by such officer, officers, agent or agents of the Company and in such manner as shall from time to time be determined by resolution of the Managers. In the absence of such determination by the Mangers, such instruments shall be signed by the Treasurer or the Secretary and countersigned by the President or a Vice President of the Company, if the Company has such officers.

     Section 12.6.  Deposits.  All funds of the Company shall be deposited from
                    --------
time to time to the credit of the Company in such banks, trust companies or other depositories as the Mangers may select.

     Section 12.7.  Annual Statement.  The Managers shall present at each annual
                    ----------------
meeting, and, when called for by vote of the Members, at any special meeting of the Members, a full and clear statement of the business and condition of the Company.

     Section 12.8.  Financial Statements.  As soon as practicable after the end
                    --------------------
of each fiscal year of the Company, a balance sheet as at the end of such fiscal year, and a profit and loss statement for the period ended, shall be distributed to the Members, along with such tax information (including all information returns) as may be necessary for the preparation of each Member of its Federal, state and local income tax returns. The balance sheet and profit and loss statement referred to in the previous sentence may be as shown on the Company's federal income tax return. Any Member shall be entitled to receive, upon written request and after the Company is provided with a reasonable period to comply, any financial statements of the Company as of and for the period ended on any month, calendar quarter or annual period; and the Members shall have access, upon request and reasonable advance written notice, to all books, records and accounts of the Company and all information and documents related thereto.


                                 ARTICLE XIII.
                                  AMENDMENTS
                                  ----------

     Section 13.1.  Amendments.  These Regulations may be altered, amended or
                    ----------
repealed and new Regulations may be adopted by the vote of a majority of the Membership Interests of the Members, at any regular meeting or at any special meeting called for that purpose.

     Section 13.2.  When Regulations Silent.  It is expressly recognized that
                    -----------------------
when the Regulations are silent or in conflict with the requirements of the Act as to the manner of performing any Company function, the provisions of the Act shall control.

                               SIGNATURE PAGE TO
                                  REGULATIONS


     IN WITNESS WHEREOF, the undersigned Members hereby adopt these Regulations as the Regulations of the Company, effective as of the 1st day of September, 1997.



                              PRIME KIDNEY STONE TREATMENT, INC.


                              By: /s/ Michael S. Madler
                                 ---------------------------------------------
                                 Michael S. Madler, President


                              AK ASSOCIATES, INC.


                              By: /s/ Robert Bachman
                                 ---------------------------------------------
                              Printed Name: Robert Bachman
                                           -----------------------------------
                              Title: Vice President
                                     -----------------------------------------

                                   EXHIBIT A



                              OWNERSHIP INTERESTS
                              -------------------


               NAME                                    OWNERSHIP PERCENTAGE
               ----                                    --------------------

Prime Kidney Stone Treatment, Inc.                              75%

AK Associates, Inc.                                             25%

                                   EXHIBIT-B




                      ASSIGNMENT AND ASSUMPTION AGREEMENT



     This Assignment and Assumption Agreement (this "Assignment") is made and entered into effective the 1st day of September, 1997 between and among AK Associates, Inc., an Illinois corporation ("AK"), Prime Kidney Stone Treatment, Inc., a New Jersey corporation ("Prime"), and AK Associates, L.L.C., a Texas limited liability company ("Newco").

     For good and valuable consideration, and pursuant to and in accordance with the terms of that certain Contribution Agreement (the "Contribution Agreement") made and entered into effective the 1st day of September, 1997, between and among AK, Prime, Robert Bachman, Lawrence Sodomire, and Newco, the parties hereto agree as follows:

     1. AK hereby assigns, transfers and sets over to Newco all of AK's right, title and interest in and to all of AK's undivided twenty-five percent (25%) interest in the Assets (as defined in the Contribution Agreement), and Newco hereby accepts such assignment and transfer.

     2. Prime hereby assigns, transfers and sets over to Newco all of Prime's right, title and interest in and to all of Prime's undivided seventy-five percent (75%) interest in the Assets (as defined in the Contribution Agreement), and Newco hereby accepts such assignment and transfer.

     3. Newco hereby assumes, accepts and agrees to discharge and perform (i) the obligations of AK specifically described on Exhibit-A hereto which accrue on or after September 1, 1997, (ii) those certain trade payables on open account incurred in the ordinary course of AK's business since September 1, 1997 from unrelated parties, and (iii) obligations accruing after September 1, 1997 under contracts for jobs in progress or not yet begun (which jobs Newco agrees to complete according to the terms of such contracts). With respect to any lease obligations reflected on Exhibit-A, and any contracts described in clause (iii) of the preceding sentence, it is agreed that Newco will only be assuming obligations thereunder which accrue on or after September 1, 1997, and Newco will have no responsibility whatsoever for any breaches or defaults which occurred prior to the Closing Date (as defined in the Contribution Agreement), or for obligations accruing prior to September 1, 1997.

     4. Except for those certain obligations specifically assumed by Newco pursuant to paragraph 3 above, no party hereto is assuming any debts, liabilities or obligations of any other party, person or entity whatsoever pursuant to this Assignment, and any and all debts, liabilities and obligations of AK, whether known or unknown, absolute, contingent or otherwise (including, but not limited to, federal, state, and local taxes, any sales taxes, use taxes and property taxes, any taxes arising from the transactions contemplated by the Contribution Agreement and any liabilities arising from any litigation or civil, criminal or regulatory proceeding involving or related to AK or its business) shall remain the sole responsibility of AK.


     5. This Assignment has been executed pursuant to, and in connection with, the Contribution Agreement and the Closing (as defined therein) of the transactions contemplated thereby and should be construed consistently therewith. In the event of any conflict between the terms of this Assignment and the Contribution Agreement, the terms of the Contribution Agreement shall control.

                               SIGNATURE PAGE TO
                      ASSIGNMENT AND ASSUMPTION AGREEMENT



     IN WITNESS WHEREOF, the parties have caused this Assignment to be executed by their duly authorized representatives effective September 1, 1997.


AK:                                            AK ASSOCIATES, INC.


                                               By: /s/ Robert Bachman
                                                  ------------------------------

                                               Printed Name: Robert Bachman
                                                            --------------------
                                               Title: Vice President
                                                     ----------------------


PRIME:                                         PRIME KIDNEY STONE TREATMENT
                                                INC.


                                               By: /s/ Michael S. Madler
                                                  ------------------------------
                                                  Michael S. Madler, President


NEWCO:                                         AK ASSOCIATES, L.L.C.


                                               By: /s/ Michael S. Madler
                                                  ------------------------------

                                                  Michael S. Madler, President

                                                                  and


                                               By: /s/ Robert Bachman
                                                  ------------------------------
                                                  Robert Bachman, Vice President

                           ARTICLES OF ORGANIZATION
                                      OF
                             AK ASSOCIATES, L.L.C.

     The undersigned natural person of the age of eighteen years or more, acting as the sole organizer of a limited liability company (the "Company") under the Texas Limited Liability Company Act, does hereby adopt the following Articles of Organization for such limited liability company:

                                  ARTICLE I.

     The name of the Company is AK Associates, L.L.C.

                                  ARTICLE II.

     The period of its duration is forty (40) years from the date of the filing of these Articles of Organization with the Secretary of State of Texas.

                                 ARTICLE III.

     The purpose for which the Company is organized is to transact any and all lawful business for which limited liability companies may be organized under the Texas Limited Liability Company Act.

                                  ARTICLE IV.

     The street address of the Company's initial registered office is 1301 Capital of Texas Highway, Suite C-300, Austin, Texas 78746, and the name of its initial registered agent at such address is Michael S. Madler.

                                  ARTICLE V.

     The Company is to be managed by managers. The names and addresses of the persons who are to serve as managers until the first annual meeting of the members or until their successors are elected and qualified are:


Michael S. Madler                1301 Capital of Texas Hwy.
                                 Suite C-300
                                 Austin, Texas  78746

Vincent Prendergrast             1301 Capital of Texas Hwy.
                                 Suite C-300
                                 Austin, Texas  78746

Cheryl Williams                  1301 Capital of Texas Hwy.
                                 Suite C-300
                                 Austin, Texas  78746

Robert Bachman                   19701 South 97th Avenue
                                 Mokena, Illinois  60448

Lawrence Sodomire                19701 South 97th Avenue
                                 Mokena, Illinois  60448

                                  ARTICLE VI.

     No manager shall be liable to the Company or its members for monetary damages for an act or omission in the manager's capacity as a manager, except that this Article does not eliminate or limit the liability of a manager to the extent the manager is found liable for:

     (1) a breach of the manager's duty of loyalty to the Company or its members;

     (2) an act or omission not in good faith that constitutes a breach of duty of such manager to the Company

     (3) an act or omission not in good faith that constitutes a breach of duty of the manager to the Company or an act or omission that involves intentional misconduct or a knowing violation of the law;

     (4) a transaction from which the manager received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the manager's office; or

     (5) an act or omission for which the liability of the manager is expressly provided by an applicable statute.

     Any repeal or modification of this Article by the members of the Company shall be prospective only and shall not adversely affect any limitation on the liability of a manager of the Company existing at the time of such repeal or modification.

                                  ARTICLE VII.

     The name and address of the organizer are:

        Name                               Address
        ----                               --------
        Tim LaFrey                         816 Congress Avenue
                                           Suite 1900
                                           Austin, Texas  78701


     EXECUTED BY THE UNDERSIGNED ORGANIZER on this 3rd day of October, 1997.



                                           /s/ Tim LaFrey
                                           ---------------------------------
                                           Tim LaFrey

                                       3